Exhibit 99.1

Western Alliance Reports Results for the Second Quarter 2009

LAS VEGAS--(BUSINESS WIRE)--July 23, 2009--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the second quarter 2009.

Second Quarter 2009 Highlights:

  Regulatory capital of $732 million, up $178 million from March 31, 2009 due to a second quarter public offering which further strengthened our “well capitalized” status by federal banking standards with a Total Risk-Based Capital ratio of 15.7 percent
  Record customer deposits of $4.35 billion, including organic growth of $331 million during the quarter
  Record growth in customer funds (sum of deposits and customer repurchase agreements) of $359 million during the quarter to $4.65 billion
  Record liquidity of $716 million held in cash and mutual funds
  Net revenue (sum of net interest income and non-interest income, excluding securities activities and losses on the sale of repossessed assets) of $58.0 million, up 0.7% from $57.6 million in the first quarter 2009 and up 5.4% from $55.0 million for the second quarter 2008
  Interest margin of 4.17% during the quarter including 20 basis point reduction due to the record liquidity position, compared to 4.39% in first quarter 2009 and 4.25% in second quarter 2008
  Retired one half of TARP warrants (787,106 warrants) issued to U.S. Treasury without any payments made due to successful qualified equity offering
  Incurred a net loss of $14.1 million in the second quarter 2009, compared to $86.4 million net loss in the first quarter 2009
  Diluted net loss per common share of $0.31

Financial Performance

Western Alliance Bancorporation reported a net loss of $14.1 million, including net gains from securities activities of $8.7 million in the second quarter 2009, up from an $86.4 million net loss for the first quarter 2009. The net gain from securities was primarily from sales of some adjustable rate preferred stock, which had been previously impaired.

Second quarter results include a $37.6 million loan loss provision expense, as compared to $20.0 million in the first quarter 2009. Losses on sale of repossessed assets were $4.0 million and $4.9 million in the second and first quarters, respectively.

Gross loans decreased slightly to $4.03 billion at June 30, 2009 from $4.08 billion on March 31, 2009 and increased $154 million from $3.87 billion on June 30, 2008.

Customer funds increased $359 million to $4.65 billion at June 30, 2009 from March 31, 2009, comprised of a $331 million increase in deposits and a $28 million increase in customer repurchase agreements. From June 30, 2008, customer funds increased $873 million, comprised of a $758 million increase in deposits and a $115 million increase in customer repurchase agreements. Non-interest bearing title company deposits declined $57 million to $108 million during the 12 months ended June 30, 2009 and decreased $7 million from March 31, 2009.

“Once again, I am delighted with our extraordinary deposit growth during the quarter, which has strengthened our liquidity and provides further evidence that our customers see the quality and safety of our banks,” said Robert Sarver, Chairman, President and Chief Executive Officer of Western Alliance. “This view is shared by investors as demonstrated with our successful $200 million equity raise during the quarter, which has raised our capital levels to among the highest in the industry.”

Sarver continued, “Although I am disappointed by the increase in non-performing assets and charge-off levels during the current quarter, we continue to see evidence that market contraction has slowed. We now have higher levels of liquidity and capital than ever before and are well-positioned to take advantage of the current market turmoil through continued select relationship manager hiring and new customer recruitment.”

Income Statement

Net interest income increased 5.8 percent to $50.8 million in the second quarter 2009 from $48.0 million in the second quarter 2008. The net interest margin in the second quarter 2009 was 4.17 percent compared to 4.39 percent in the first quarter 2009. The net interest margin was 4.25 percent in the second quarter 2008.

During the quarter, the Company substantially increased its liquidity position by increasing cash kept at the affiliate level, as well as short term investment of proceeds at the parent from its common equity offering. This increase in cash reduced the Company’s interest margin by 20 basis points from the first quarter 2009 as $247 million was invested in interest bearing bank balances and money market funds yielding 0.27 percent for the quarter.

The provision for loan losses was $37.6 million for the second quarter 2009 compared to $20.0 million for the first quarter 2009 and $13.2 million for the second quarter 2008. Nonaccrual loans and other real estate owned were $158.5 million or 2.78 percent of total assets at June 30, 2009, compared with $114.1 million or 2.17 percent of total assets at March 31, 2009 and $51.3 million or 0.98 percent of total assets at June 30, 2008. Net loan charge-offs in the second quarter 2009 were $30.6 million or 3.00 percent of average loans (annualized), compared to net charge-offs of $17.6 million or 1.72 percent of average loans (annualized) for the first quarter 2009 and $5.3 million or 0.55 percent of average loans (annualized) for the second quarter 2008. Loans past due 90 days and still accruing totaled $36.1 million at quarter end, down from $53.2 million at March 31, 2009 and up from $3.6 million at June 30, 2008. Loans past due 30-89 days totaled $75.5 million at quarter end, up from $53.1 million at March 31, 2009 and $11.9 million at June 30, 2008.

Non-interest income, excluding increases in fair value of financial instruments measured at fair value and net losses on the sale of repossessed assets, was $7.2 million for the second quarter 2009, up 2.7 percent from $7.0 million for the same period in 2008. For the first quarter 2009, non-interest income was $6.9 million.

Net revenue (sum of net interest income and non-interest income, excluding securities impairment charges, net mark-to-market gains and net gains/losses on the sale of repossessed assets) was $58.0 million for the second quarter 2009, up 5.4 percent from $55.0 million for the second quarter 2008. For the first quarter 2009, net revenue was $57.6 million.

Non-interest expense (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge) was $48.6 million for the second quarter 2009 including a $2.6 million special assessment from the FDIC, up 24.0 percent from $39.2 million for the same period in 2008. For the first quarter 2009, non-interest expense was $88.5 million, including a $45.0 million goodwill impairment charge.

The net loss decreased 83.6 percent to $14.1 million for the second quarter 2009 compared to an $86.5 million net loss for the first quarter 2009. Net income was $2.4 million for the same period last year. Diluted loss per share was $0.31 compared with a $2.33 diluted loss per share for the first quarter 2009 and a $0.08 diluted earnings per share for the second quarter 2008. Average diluted shares increased 76.3 percent to 53.3 million for the second quarter 2009 compared to 30.2 million for the second quarter 2008 due primarily to the second quarter public offering.

As provided for in the contract with U.S. Treasury regarding warrants issued in connection with TARP preferred stock, half of the Company’s warrants were retired without charge since an offering in excess of total TARP proceeds was completed.

Balance Sheet

Gross loans totaled $4.03 billion at June 30, 2009, a decrease of 1.2 percent from March 31, 2009 and an increase of 4.0 percent from $3.87 billion at June 30, 2008. At June 30, 2009 the allowance for loan losses was 2.09 percent of gross loans up from 1.89 percent at March 31, 2009 and 1.51 percent at June 30, 2008.

Customer funds totaled $4.65 billion at June 30, 2009, an increase of $359 million or 8.4 percent from March 31, 2009 and an increase of $873 million or 23.1 percent from $3.78 billion at June 30, 2008.

Non-interest bearing deposits, which include title company deposits for which the Company incurs non-interest expense for the benefit of the depositor, comprised 25.5 percent of total deposits at June 30, 2009. As of June 30, 2009, non-interest bearing deposits from title companies were 2.5 percent of total deposits, compared to 2.9 percent at March 31, 2009, and 4.6 percent at June 30, 2008.

At June 30, 2009 the Company’s loans were 86.6 percent of customer funds compared to 102.5 percent one year earlier and 94.9 percent at March 31, 2009. Wholesale borrowings, including non-relationship brokered deposits, totaled $294 million at June 30, 2009, down $483 million from $777 million one year earlier, and down $115 million from $409 million from March 31, 2009.

Stockholders’ equity increased $194.6 million from March 31, 2009 to $621.6 million at June 30, 2009, primarily from a public placement of 33.3 million shares of common stock with gross proceeds totaling approximately $200 million. Our accumulated other comprehensive income increased to $0.9 million at June 30, 2009, compared to a loss of $15.7 million at March 31, 2009 due mainly to the recovery of some of its adjustable-rate preferred stock holdings and the sale of approximately one half of its Bank of America adjustable-rate preferred stock. At June 30, 2009 tangible common equity was 7.7 percent of tangible assets and total risk-based capital was 15.7 percent of risk-weighted assets.

Total assets increased 8.2 percent to $5.70 billion at June 30, 2009 from $5.22 billion at June 30, 2008.

Operating Unit Highlights

Our Nevada banking operations, which include Bank of Nevada and First Independent Bank of Nevada, reported a loan decline of $69 million during the second quarter 2009 and $46 million during the last 12 months to $2.57 billion at June 30, 2009. Customer funds increased $191 million and $237 million to $2.72 billion during the same periods, respectively. Net loss for our Nevada banks was $3.0 million during the second quarter 2009 compared with net income of $3.3 million during the second quarter 2008.

Our California banking operations, which include Torrey Pines Bank and Alta Alliance Bank, reported loan growth of $9 million during the second quarter 2009 and $108 million during the last 12 months to $773 million. Customer funds increased $103 million and $445 million to $1.07 billion during the same periods, respectively. Net income for our California banks was $5.0 million during the second quarter 2009 compared with $1.0 million during the second quarter 2008.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $6 million during the second quarter 2009 and an increase of $70 million during the last 12 months to $688 million. Customer funds increased $68 million and $186 million to $868 million during the same periods, respectively. Net loss for our Arizona banks was $0.6 million during the second quarter 2009 compared with net income of $0.8 million during the second quarter 2008.

Our Asset Management business line, which includes Miller/Russell and Associates, Shine Investments Advisory Services and Premier Trust, had assets under management of $1.63 billion at June 30, 2009, down 20.5 percent from $2.05 billion at June 30, 2008. Assets under administration by the three entities decreased 17.0 percent from $2.24 billion at June 30, 2008 to $1.86 billion at June 30, 2009. Net income for the Asset Management segment for the quarter ended June 30, 2009 was $0.1 million.

Our affinity credit card business line, PartnersFirst, has opened 3,727 new accounts during the second quarter 2009. Total receivables increased $22 million to $37 million at June 30, 2009 from $15 million at June 30, 2008. Losses incurred by PartnersFirst for the quarter ended June 30, 2009 were $1.7 million.

Attached to this press release is summarized financial information for the quarter ended June 30, 2009.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its second quarter 2009 financial results at 11 a.m. ET on Friday, July 24, 2009. Participants may access the call by dialing 1-800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET July 24 until 9 a.m. ET August 10 by dialing 1-877-344-7529 using the pass code 432300.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the three months			For the six months
	ended Jun. 30,			ended Jun. 30,
	2009	2008	Change %	2009	2008	Change %

Selected Balance Sheet Data:
($ in millions)
Total assets	$5,701.5	$5,219.3	9.2%
Gross loans, including net deferred fees	4,028.9	3,874.6	4.0
Securities and money market investments	724.7	621.7	16.6
Federal funds sold and other	20.3	10.9	86.2
Customer funds	4,652.6	3,779.2	23.1
Borrowings and brokered deposits	294.4	777.0	(62.1)
Junior subordinated and subordinated debt	102.3	114.3	(10.5)
Stockholders' equity	621.6	525.4	18.3

Selected Income Statement Data:
($ in thousands)
Interest income	$70,296	$72,686	(3.3)%	$140,464	$149,478	(6.0)%
Interest expense	19,495	24,684	(21.0)	38,933	54,614	(28.7)
Net interest income	50,801	48,002	5.8	101,531	94,864	7.0
Provision for loan losses	37,573	13,152	185.7	57,557	21,211	171.4
Net interest income after provision for loan losses	13,228	34,850	(62.0)	43,974	73,653	(40.3)
Securities gains (losses) and other valuation changes	8,677	707	1,127.3	(25,713)	(2,988)	760.5
Net gain (loss) on sale of repossessed assets	(3,974)	(27)	14,618.5	(8,910)	353	(2,624.1)
Other noninterest income	7,168	6,979	2.7	14,025	15,017	(6.6)
Noninterest expense	48,616	39,192	24.0	137,112	77,195	77.6
Income (loss) before income taxes	(23,517)	3,317	(809.0)	(113,736)	8,840	(1,386.6)
Income tax expense (benefit)	(9,380)	902	(1,139.9)	(13,157)	2,283	(676.3)
Net income (loss)	$(14,137)	$2,415	(685.4)	$(100,579)	$6,557	(1,633.9)
Intangible asset amortization expense, net of tax	$614	$595	3.3	$1,229	$1,108	10.9
Diluted net income (loss) per common share	$(0.31)	$0.08	(487.5)	$(2.31)	$0.21	(1,200.0)

Common Share Data:
Diluted net income (loss) per common share	$(0.31)	$0.08	(487.5)%	$(2.31)	$0.21	(1,200.0)%
Book value per common share	6.83	15.43	(55.7)
Tangible book value per share (net of tax)	6.13	8.59	(28.6)
Average shares outstanding (in thousands):
Basic	53,252	29,759	78.9	45,716	29,948	52.7
Diluted	53,252	30,211	76.3	45,716	30,676	49.0
Common shares outstanding	72,429	34,059	112.7

Selected Performance Ratios:
Return on average assets (1)	(1.07)%	0.19%	(663.2)%	(3.81)%	0.26%	(1,565.4)%
Cash return on average tangible assets (1) (2)	(1.03)	0.24	(529.2)	(3.81)	0.31	(1,329.0)
Return on average stockholders' equity (1)	(10.94)	1.95	(661.0)	(40.33)	2.62	(1,639.3)
Cash return on average tangible stockholders' equity (1)(2)	(11.94)	4.87	(345.2)	(45.75)	6.07	(853.7)
Net interest margin (1)	4.17	4.25	(1.9)	4.24	4.22	0.5
Net interest spread	3.69	3.53	4.5	3.80	3.63	4.7
Efficiency ratio - tax equivalent basis	83.45	70.67	18.1	79.24	69.69	13.7
Loan to deposit ratio	91.73	106.05	(13.5)

Capital Ratios:
Tangible equity	10.0%	5.7%	75.4%
Tangible Common Equity	7.7	5.7	35.1
Tier 1 Leverage ratio	11.7	8.2	42.7
Tier 1 Risk Based Capital	13.1	8.9	47.2
Total Risk Based Capital	15.7	10.7	46.7

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	3.00%	0.55%	445.5%	2.39%	0.18%	1,227.8%
Nonaccrual loans to gross loans	2.89	1.15	151.3
Nonaccrual loans and OREO to total assets	2.78	0.98	183.7
Loans past due 90 days and still accruing to total loans	0.88	0.09	877.8
Allowance for loan losses to gross loans	2.09	1.51	38.4
Allowance for loan losses to nonaccrual loans	72.30	132.13	(45.3)
===================================================
(1) Annualized for the three and six-month periods ended June 30, 2009 and 2008.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Income
Unaudited	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands, except per share data)	2009	2008	2009	2008
Interest income on:
Loans, including fees	$63,268	$62,817	$126,521	$128,521
Securities	6,822	9,789	13,714	20,762
Federal funds sold and other	206	80	229	195
Total interest income	70,296	72,686	140,464	149,478
Interest expense on:
Deposits	16,026	16,490	31,139	36,004
Borrowings	2,271	6,587	5,333	14,882
Junior subordinated and subordinated debt	1,198	1,607	2,461	3,728
Total interest expense	19,495	24,684	38,933	54,614
Net interest income	50,801	48,002	101,531	94,864
Provision for loan losses	37,573	13,152	57,557	21,211
Net interest income after provision for loan losses	13,228	34,850	43,974	73,653
Mark-to-market gains (losses), net	10,351	707	14,366	2,292
Securities impairment charges	(1,674)	-	(40,079)	(5,280)
Net gain (loss) on sale of repossessed assets	(3,974)	(27)	(8,910)	353
Other income:
Trust and investment advisory services	2,361	2,735	4,598	5,531
Service charges	1,980	1,411	3,662	2,838
Bank owned life insurance	435	573	949	1,373
Other	2,392	2,260	4,816	5,275
	7,168	6,979	14,025	15,017
Other expense:
Compensation	24,527	21,517	49,351	43,451
Occupancy	5,254	5,179	10,525	10,207
Customer service	3,465	1,113	5,950	2,313
Intangible amortization	945	915	1,890	1,704
Goodwill impairment	-	-	45,000	-
Other	14,425	10,468	24,396	19,520
	48,616	39,192	137,112	77,195

Income (loss) before income taxes	(23,517)	3,317	(113,736)	8,840

Income tax expense (benefit)	(9,380)	902	(13,157)	2,283

Net income (loss)	$(14,137)	$2,415	$(100,579)	$6,557

Preferred stock dividends	$1,750	-	3,500	-
Accretion on preferred stock discount	674	-	1,356	-

Net income (loss) available to common stockholders	$(16,561)	$2,415	$(105,435)	$6,557

Diluted earnings (loss) per share	$(0.31)	$0.08	$(2.31)	$0.21

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited

	Quarter ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
($ in thousands, except per share data)	2009	2009	2008	2008	2008
Interest income on:
Loans, including fees	$63,268	$63,253	$64,030	$64,977	$62,817
Securities	6,822	6,892	8,011	8,968	9,789
Federal funds sold and other	206	23	47	80	80
Total interest income	70,296	70,168	72,088	74,025	72,686
Interest expense on:
Deposits	16,026	15,113	15,185	16,183	16,490
Borrowings	2,271	3,062	4,834	6,338	6,587
Junior subordinated and subordinated debt	1,198	1,263	1,887	1,642	1,607
Total interest expense	19,495	19,438	21,906	24,163	24,684
Net interest income	50,801	50,730	50,182	49,862	48,002
Provision for loan losses	37,573	19,984	32,262	14,716	13,152
Net interest income after provision for loan losses	13,228	30,746	17,920	35,146	34,850
Mark-to-market gains (losses), net	10,351	4,015	3,314	5,251	707
Securities impairment charges	(1,674)	(38,405)	(118,864)	(32,688)	-
Net gain (loss) on sale of repossessed assets	(3,974)	(4,936)	(1,000)	(32)	(27)
Other income:
Trust and other fees	2,361	2,237	2,290	2,668	2,735
Service charges	1,980	1,682	1,711	1,586	1,411
Bank owned life insurance	435	514	673	593	573
Other	2,392	2,424	2,469	2,601	2,260
	7,168	6,857	7,143	7,448	6,979
Other expense:
Compensation	24,527	24,824	23,086	21,812	21,517
Occupancy	5,254	5,271	5,404	5,280	5,179
Customer service	3,465	2,485	934	910	1,113
Intangible amortization	945	945	1,007	920	915
Goodwill impairment	-	45,000	59,603	79,242	-
Other	14,425	9,971	13,197	11,709	10,468
	48,616	88,496	103,231	119,873	39,192

Income (loss) before income taxes	(23,517)	(90,219)	(194,718)	(104,748)	3,317

Income tax expense (benefit)	(9,380)	(3,777)	(46,409)	(10,040)	902

Net income (loss)	$(14,137)	$(86,442)	$(148,309)	$(94,708)	$2,415

Preferred stock dividends	1,750	1,750	778	-	-
Accretion on preferred stock discount	674	682	303	-	-

Net income (loss) available to common stockholders	$(16,561)	$(88,874)	$(149,390)	$(94,708)	$2,415

Diluted earnings (loss) per share	$(0.31)	$(2.33)	$(3.94)	$(2.84)	$0.08

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
($ in millions)	2009	2009	2008	2008	2008
Assets
Cash and due from banks	$548.6	$224.3	$136.8	$137.8	$170.3
Federal funds sold and other	20.3	3.3	3.2	35.1	10.9
Cash and cash equivalents	568.9	227.6	140.0	172.9	181.2

Securities and money market investments	724.7	583.6	565.4	622.0	621.7
Gross loans, including net deferred loan fees:
Construction and land development	727.4	793.5	820.9	804.9	831.7
Commercial real estate	1,866.0	1,827.3	1,763.4	1,673.9	1,624.5
Residential real estate	595.0	586.5	589.2	571.9	536.0
Commercial	768.9	806.8	860.3	842.8	837.0
Consumer	80.5	71.2	71.1	62.0	54.1
Net deferred fees	(8.9)	(9.5)	(9.2)	(8.3)	(8.7)
	4,028.9	4,075.8	4,095.7	3,947.2	3,874.6
Less: Allowance for loan losses	(84.1)	(77.2)	(74.8)	(57.1)	(58.7)
Loans, net	3,944.8	3,998.6	4,020.9	3,890.1	3,815.9

Premises and equipment, net	136.7	138.1	140.9	142.9	143.4
Bank owned life insurance	91.3	90.8	90.7	90.0	89.4
Goodwill and other intangibles	57.9	54.1	100.0	160.6	240.7
Other assets	177.2	174.5	184.9	150.5	127.0
Total assets	$5,701.5	$5,267.3	$5,242.8	$5,229.0	$5,219.3

Liabilities and Stockholders' Equity
Liabilities
Noninterest bearing demand deposits	$1,108.6	$1,039.2	$1,010.6	$985.0	$1,007.6
Interest bearing deposits:
Demand	296.3	260.6	253.5	237.4	263.8
Savings and money market	1,704.2	1,579.0	1,342.8	1,376.9	1,585.4
Time, $100 and over	714.7	642.0	647.4	591.3	622.2
Other time	528.4	500.7	338.1	258.4	114.6
	4,352.2	4,021.5	3,592.4	3,449.0	3,593.6
Customer repurchase agreements	300.4	272.3	321.0	295.4	185.6
Total customer funds	4,652.6	4,293.8	3,913.4	3,744.4	3,779.2
Wholesale brokered deposits	40.0	40.0	60.0	60.0	60.0
Borrowings	254.4	370.8	637.1	805.1	717.0
Junior subordinated and subordinated debt	102.3	102.8	103.0	106.7	114.3
Accrued interest payable and other liabilities	30.6	32.9	33.8	34.9	23.4
Total liabilities	5,079.9	4,840.3	4,747.3	4,751.1	4,693.9
Stockholders' Equity
Common stock and additional paid-in capital	680.1	486.2	484.2	466.0	412.9
Preferred Stock	126.6	125.9	125.2	-	-
Retained earnings	(186.0)	(169.4)	(85.4)	64.0	158.7
Accumulated other comprehensive loss	0.9	(15.7)	(28.5)	(52.1)	(46.2)
Total stockholders' equity	621.6	427.0	495.5	477.9	525.4
Total liabilities and stockholders' equity	$5,701.5	$5,267.3	$5,242.8	$5,229.0	$5,219.3

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited

	Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
($ in thousands)	2009	2009	2008	2008	2008

Balance, beginning of period	$77,184	$74,827	$57,097	$58,688	$50,839
Provisions charged to operating expenses	37,573	19,984	32,262	14,716	13,152
Recoveries of loans previously charged-off:
Construction and land development	212	-	28	4	-
Commercial real estate	-	-	3	-	-
Residential real estate	143	51	12	31	-
Commercial and industrial	501	370	131	115	192
Consumer	42	29	13	12	4
Total recoveries	898	450	187	162	196
Loans charged-off:
Construction and land development	10,381	1,850	2,197	10,113	1,082
Commercial real estate	6,310	1,117	1,364	1,366	-
Residential real estate	6,427	6,127	3,387	758	1,528
Commercial and industrial	7,355	7,965	6,975	4,173	2,705
Consumer	1,039	1,018	796	59	184
Total charged-off	31,512	18,077	14,719	16,469	5,499
Net charge-offs	30,614	17,627	14,532	16,307	5,303
Balance, end of period	$84,143	$77,184	$74,827	$57,097	$58,688

Net charge-offs (annualized) to average loans outstanding	3.00%	1.72%	1.45%	1.66%	0.55%
Allowance for loan losses to gross loans	2.09	1.89	1.83	1.45	1.51
Nonaccrual loans	$116,377	$98,653	$58,302	$27,909	$44,416
Other real estate owned	42,137	15,455	14,545	12,681	6,847
Loans past due 90 days, still accruing	36,060	53,239	11,515	686	3,597
Loans past due 30 to 89 days, still accruing	75,480	53,123	45,193	34,990	11,893

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Three Months Ended June 30,
	2009			2008

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Securities (1)	$578.1	$6,639	4.86%	$690.0	$9,167	5.62%
Federal funds sold	20.5	206	4.08%	14.3	80	2.25%
Loans (1)	4,083.8	63,268	6.28%	3,840.0	62,817	6.58%
Short term investments	247.2	167	0.27%	-	-	0.00%
Restricted stock	41.0	16	0.16%	42.8	622	5.85%
Total earnings assets	4,970.6	70,296	5.76%	4,587.1	72,686	6.41%
Non-earning Assets
Cash and due from banks	95.0			104.6
Allowance for loan losses	(77.5)			(53.5)
Bank owned life insurance	91.0			89.1
Other assets	301.6			473.3
Total assets	$5,380.7			$5,200.6
Interest-bearing liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	$288.7	$835	1.17%	$264.4	$967	1.47%
Savings and money market	1,630.2	7,148	1.78%	1,584.6	8,790	2.23%
Time deposits	1,180.6	8,043	2.76%	722.3	6,733	3.75%
	3,099.5	16,026	2.10%	2,571.3	16,490	2.58%
Borrowings	613.6	2,271	1.50%	1,012.7	6,587	2.62%
Junior subordinated and subordinated debt	104.0	1,198	4.67%	116.0	1,607	5.57%
Total interest-bearing liabilities	3,817.1	19,495	2.07%	3,700.0	24,684	2.68%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,013.0			976.1
Other liabilities	26.4			27.0
Stockholders’ equity	524.2			497.5
Total liabilities and stockholders' equity	$5,380.7			$5,200.6
Net interest income and margin		$50,801	4.17%		$48,002	4.25%
Net interest spread			3.69%			3.73%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $289 and $477 for the second quarter ended 2009 and 2008, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At Jun. 30, 2009:
Assets	$3,418.7	$1,159.7	$964.4	$19.5	$39.8	$192.1	$(92.7)	$5,701.5
Gross loans and deferred fees	2,573.8	773.0	688.2	-	36.9	-	(43.0)	4,028.9
Less: Allowance for loan losses	(60.4)	(8.1)	(13.4)	-	(2.2)	-	-	(84.1)
Net loans	2,513.4	764.9	674.8	-	34.7	-	(43.0)	3,944.8
Deposits	2,510.1	1,046.5	804.0	-	-	-	(8.4)	4,352.2
Stockholders' equity	283.5	103.6	74.5	17.3	(3.3)	152.9	(6.9)	621.6

(in thousands)
Three Months Ended Jun. 30, 2009:
Net interest income	$31,621	$10,700	$8,637	$16	$469	$(642)	$-	$50,801
Provision for loan losses	33,889	(493)	2,732	-	1,445	-	-	37,573
Net interest income after provision for loan losses	(2,268)	11,193	5,905	16	(976)	(642)	-	13,228
Securities gains (losses) and other valuation changes	12,321	3,931	729	-	-	4,661	(12,965)	8,677
Net gain (loss) on sale of repossessed assets	(2,529)	-	(1,445)	-	-	-	-	(3,974)
Noninterest income, excluding securities and fair value gains (losses)	3,118	847	1,214	2,370	398	361	(1,140)	7,168
Noninterest expense	(26,439)	(12,007)	(7,794)	(2,095)	(2,656)	(768)	3,143	(48,616)
Income (loss) before income taxes	(15,797)	3,964	(1,391)	291	(3,234)	3,612	(10,962)	(23,517)
Income tax expense (benefit)	(12,827)	(1,029)	(821)	157	(1,527)	(192)	6,859	(9,380)
Net income (loss)	$(2,970)	$4,993	$(570)	$134	$(1,707)	$3,804	$(17,821)	$(14,137)

($ in thousands)
Six Months Ended Jun. 30, 2009:
Net interest income	$64,268	$21,515	$16,365	$31	$829	$(1,477)	$-	$101,531
Provision for loan losses	44,648	2,790	8,216	-	1,903	-	-	57,557
Net interest income after provision for loan losses	19,620	18,725	8,149	31	(1,074)	(1,477)	-	43,974
Securities gains (losses) and other valuation changes	(6,242)	739	204	-	-	(993)	(19,421)	(25,713)
Net gain (loss) on sale of repossessed assets	(5,091)	-	(3,819)	-	-	-	-	(8,910)
Noninterest income, excluding securities and fair value gains (losses)	5,907	1,656	2,546	4,613	694	707	(2,098)	14,025
Noninterest expense	(92,680)	(18,250)	(14,351)	(4,314)	(5,314)	(6,304)	4,101	(137,112)
Income (loss) before income taxes	(78,486)	2,870	(7,271)	330	(5,694)	(8,067)	(17,418)	(113,736)
Income tax expense (benefit)	(11,381)	(892)	(2,729)	242	(2,386)	(612)	4,601	(13,157)
Net income (loss)	$(67,105)	$3,762	$(4,542)	$88	$(3,308)	$(7,455)	$(22,019)	$(100,579)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At Jun. 30, 2008:
Assets	$3,668.7	$863.0	$797.0	$18.4	$20.6	$16.5	$(164.9)	$5,219.3
Gross loans and deferred fees	2,619.7	664.7	618.1	-	15.1	-	(43.0)	3,874.6
Less: Allowance for loan losses	(42.6)	(7.4)	(8.2)	-	(0.5)	-	-	(58.7)
Net loans	2,577.1	657.3	609.9	-	14.6	-	(43.0)	3,815.9
Deposits	2,328.1	622.8	656.9	-	-	-	(14.2)	3,593.6
Stockholders' equity	426.3	67.9	54.1	16.7	-	(39.6)	-	525.4

($ in thousands)
Three Months Ended Jun. 30, 2008:
Net interest income	$32,525	$9,287	$7,345	$16	$15	$(1,186)	$-	$48,002
Provision for loan losses	10,674	1,464	760	-	254	-	-	13,152
Net interest income after provision for loan losses	21,851	7,823	6,585	16	(239)	(1,186)	-	34,850
Securities gains (losses) and other valuation changes	(161)	(261)	(567)	-	-	1,696		707
Net gain (loss) on sale of repossessed assets
Noninterest income, excluding securities and fair value gains (losses)	2,614	496	1,487	2,720	147	361	(873)	6,952
Noninterest expense	(19,606)	(6,410)	(6,169)	(2,219)	(2,901)	(2,760)	873	(39,192)
Income (loss) before income taxes	4,698	1,648	1,336	517	(2,993)	(1,889)	-	3,317
Income tax expense (benefit)	1,363	690	506	226	(1,245)	(638)	-	902
Net income (loss)	$3,335	$958	$830	$291	$(1,748)	$(1,251)	$-	$2,415

($ in thousands)
Six Months Ended Jun. 30, 2008:
Net interest income	$65,037	$17,807	$14,641	$45	$(66)	$(2,600)	$-	$94,864
Provision for loan losses	17,247	2,017	1,485	-	462	-	-	21,211
Net interest income after provision for loan losses	47,790	15,790	13,156	45	(528)	(2,600)	-	73,653
Securities gains (losses) and other valuation changes	(9,945)	(383)	(575)	-	-	7,915	-	(2,988)
Net gain (loss) on sale of repossessed assets
Noninterest income, excluding securities and fair value gains (losses)	6,189	1,015	3,381	5,526	302	364	(1,407)	15,370
Noninterest expense	(38,850)	(12,795)	(12,633)	(4,972)	(4,909)	(4,443)	1,407	(77,195)
Income (loss) before income taxes	5,184	3,627	3,329	599	(5,135)	1,236	-	8,840
Income tax expense (benefit)	973	1,514	1,213	294	(2,133)	422	-	2,283
Net income (loss)	$4,211	$2,113	$2,116	$305	$(3,002)	$814	$-	$6,557

CONTACT:
Western Alliance Bancorporation
MEDIA CONTACT:
Robert Sarver, Chairman/CEO
602-952-5445
or
INVESTOR CONTACT:
Dale Gibbons, CFO
702-252-6236